                                                                    Exhibit h(3)

                                  FEE SCHEDULE

            Effective Date: January 1, 2004 through January 31, 2007

General:

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

Annual Account Maintenance Fees:

Daily/Monthly Dividend Funds (per open account within a fund)                   $15.40/year
All Other Funds (per open account within a fund)                                $13.20/year

Monthly Base Fee (per fund)                                                     $19,800.00/year

Other Account Fees:

Closed Account Fee (per closed account within a fund)                           $2.64/year
Anti-Money Laundering (per non-networked level 3 accounts)                      $0.15/year

Activity Fees:

New Account Set Up                                                              $4.40/each
Correspondence                                                                  $3.30/each
Checkwriting Processed                                                          $1.10/each
Checkwriting Set-Up                                                             $5.50/each
Manual Financial Transactions                                                   $1.65/each
Manual Non-Financial Transactions                                               $0.85/each
Telephone Calls (received/placed)                                               $3.30/each
Ad-Hoc Reporting (first 10 per month, free)                                     $50.00/report

Fund Implementation Fee:                                                        $1,650.00/cusip

Fiduciary Administration Fees:

Account Maintenance Fee                                                         $13.00/year

(per ss, per plan, paid by shareholder or RE Adviser's discretion, regardless of number of Homestead Mutual Funds.)

Out-of-Pocket Expenses:

Out-of-pocket expenses are billed as incurred and include, but are not limited to: mailing expenses (i.e., statements, stationary, checks, certificates, sales literature, printing, postage, etc.), automated telephone servicing charges, telecommunication expenses, equipment and software expenses (client-site only), programming expenses (i.e., charges necessary to establish consolidated statement), microfiche, freight, ACH bank charges, all related bank charges, document storage and all other expenses incurred on the Fund's behalf.

NATIONAL FINANCIAL DATA                       HOMESTEAD FUNDS,INC.
SERVICES, INC.

BY: /s/Mark Scovell                           BY: /s/Peter  R. Morris
    -----------------------------                 ------------------------------
Name: Mark Scovell                            Name: Peter R. Morris

Title: Senior Vice President and COO          Title: President